CERTIFICATION OF
                            CHIEF FINANCIAL OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Yearly Report On Form 10-KSB of Tri Star Holdings, Inc. Inc. for the Year Ended March 31, 2003, I, Michael Young, Chief Financial Officer of Tri Star Holdings, Inc. hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

     1. Such Yearly Report on Form 10-KSB for the year ended March 31, 2003, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in such Yearly Report on Form 10-KSB for the year ended March 31, 2003, fairly presents, in all material respects, the financial condition and results of operations of Tri Star Holdings, Inc.

Dated:  September 10, 2004

TRI STAR HOLDINGS, INC.


By: /s/ Michael Young
-------------------------------------
Chief Financial Officer